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                                                                    EXHIBIT 23

                 CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Regis Corporation on Form S-3 (File Nos. 333-28511, No. 33-82094, No. 33-86276, No. 33-89150, No. 33-92244, No. 33-96224, No.
33-80337, and No. 333-49165), Form S-4 (File No. 333-12099) and Form S-8
(File No. 33-44867 and No. 33-89882) of our reports dated August 21, 1998, on our audits of the consolidated financial statements and financial statement schedule of Regis Corporation as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, which reports are incorporated by reference or included in its Annual Report on Form 10-K for the year ended June 30, 1998.

                                                /s/ PricewaterhouseCoopers LLP

                                                PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
September 17, 1998